UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, WellCare Health Plans, Inc. (the “Company”) notified Thomas L. Tran that his employment as Senior Vice President and Chief Financial Officer of the Company will be terminated at the first to occur of the date a successor chief financial officer (“CFO”) commences employment or November 30, 2014. Mr. Tran has agreed to remain with the Company while a search for a successor CFO is conducted.

Regardless of Mr. Tran’s actual termination date, he will be paid his base salary through November 30, 2014. Provided that Mr. Tran assists with the transition and satisfactorily fulfills his duties, he will be entitled to a retention bonus of $1,000,000 upon the termination of his employment, and his termination will be deemed a termination by the Company without “Cause” (as such term is defined in the Company’s Executive Severance Plan), which will entitle him to the severance benefits under Section 5(a) of the Executive Severance Plan, as further described in the Notice of Termination of Employment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

A copy of the Executive Severance Plan is attached as Exhibit 10.2 to the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on January 27, 2014.

A copy of the press release announcing these changes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1	Notice of Termination of Employment dated February 20, 2014
99.1	Press Release dated February 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
February 21, 2014	/s/ Lisa G. Iglesias Lisa G. Iglesias Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Notice of Termination of Employment dated February 20, 2014
99.1	Press Release dated February 21, 2014